Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights,” and to the use of our report dated May 30, 2013 with respect to the financial statements of Global Equity Long/Short Master Fund as of March 31, 2013, and for the year then ended included in the Amendment No. 8 to the Registration Statement (Form N-2 No. 811-22459).

/s/ ERNST & YOUNG LLP

New York, New York
July 29, 2013